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                                                                    Exhibit 99.1



                                  CERTIFICATION

         The undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as a member of the Advisory Committee for the Koppel Steel Corporation Hourly Employees' Retirement Savings Plan (the "Plan"), that;

         1. the Plan's Annual Report on Form 11-K for the period ended December 31, 2002, fully complies with the requirements of
                  Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. that the information contained in such report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.

         This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 11-K. A signed original of this statement has been provided to NS Group the Plan Sponsor and will be retained by NS Group and furnished to the Securities and Exchange Commission or its staff upon request.

Date:  June 27, 2003             By:  /s/ Thomas J. Depenbrock
                                    ----------------------------------
                                    Member, Advisory Committee
                                    Koppel Steel Corporation Hourly
                                    Employees' Retirement Savings Plan